                                                Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-86972

                       [Specialty Trust, Inc. Letterhead}

                            SECURED INVESTMENT NOTES

                                 JUNE 20, 2002

---------------------------------------  --------------------------------------
                  TERM                                       RATE
---------------------------------------  --------------------------------------
                3 MONTHS                                    3.25%
---------------------------------------  --------------------------------------
                6 MONTHS                                    4.25%
---------------------------------------  --------------------------------------
                 1 YEAR                                     6.00%
---------------------------------------  --------------------------------------
                 2 YEAR                                     6.50%
---------------------------------------  --------------------------------------
                 5 YEAR                                     7.50%
---------------------------------------  --------------------------------------

OUR SECURED INVESTMENT NOTES ARE AVAILABLE FROM 2 MONTH UP TO 5 YEAR TERMS AND ARE PRICED BY US EACH MONTH TO ACHIEVE FOR INVESTORS HIGHER YIELDS THAN BANK CDs
      WITH SIMILAR TERMS OR BANK MONEY MARKET ACCOUNTS IN OUR MARKET AREA.

- NOTES ARE ISSUED THE 20TH OF EVERY MONTH IN A LIMITED SUPPLY WITH A MINIMUM INVESTMENT OF $25,000.

- SPECIALTY TRUST COLLATERALIZED INVESTMENT NOTES ARE PRIMARILY COLLATERALIZED BY MORTGAGE LOANS WITH A PRINCIPAL BALANCE OF 150% OF SECURED NOTES. THE COLLATERAL IS HELD BY AN INDEPENDENT, THIRD PARTY TRUSTEE, DEUTSCHE BANK NATIONAL TRUST COMPANY, ONE OF WALL STREET'S MOST RESPECTED INSTITUTIONS.

                                    CONTACT
                                STACY ASTERIADIS
                                 (775) 826-0809
                             stacy@specialtyfi.com

   The prospectus dated May 7, 2002, should be read in its entirety by anyone considering an investment in the Collateralized Investment Notes being offered by Specialty Trust, Inc.

  CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 13 OF THE PROSPECTUS.

     THE INVESTMENTS REFERRED TO ABOVE ARE NOT INSURED OR GUARANTEED BY ANY
       GOVERNMENTAL AGENCY. OFFERS OF THESE NOTES ARE MADE BY PROSPECTUS.

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISPROVED THESE SECURITIES OR DETERMINED IF THIS
    PROSPECTUS SUPPLEMENT IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

               AVAILABLE ONLY TO RESIDENTS OF NEVADA & CALIFORNIA

                         SUPPLEMENT DATED JUNE 1, 2002
                      TO THE PROSPECTUS DATED MAY 7, 2002